EXHIBIT 10.41

REAL PROPERTY LEASE AGREEMENT
Dated as of November 30, 2017
between
WACHOVIA SERVICE CORPORATION,
as Lessor
and
AVDC, INC.,
as Lessee

This Real Property Lease Agreement has been executed in several counterparts. To the extent, if any, that this Real Property Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Real Property Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

EXHIBITS

EXHIBIT A    Legal Description of the Property

EXHIBIT B    Memorandum of Real Property Lease Agreement

REAL PROPERTY LEASE AGREEMENT
THIS REAL PROPERTY LEASE AGREEMENT dated as of November 30, 2017 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Lease”) is between WACHOVIA SERVICE CORPORATION, a Delaware corporation, having its principal place of business at 301 South College Street, Charlotte, NC 28202, as lessor (the “Lessor”), and AVDC, Inc., an Ohio corporation, having its principal place of business at 300 Phillipi Road, Columbus, Franklin County, OH 43228-5311, as lessee (the “Lessee”).
WITNESSETH:
A.    WHEREAS, subject to the terms and conditions of the Participation Agreement and the Agency Agreement, Lessor may (i) purchase a parcel of real property, which will (or may) have existing Improvements thereon, from one (1) or more third parties designated by Lessee and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property by the Construction Agent; and
B.    WHEREAS, the Term shall commence with respect to the Property upon the Property Closing Date; and
C.    WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Property pursuant to this Lease.
NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
1.1    Definitions.
For purposes of this Lease, capitalized terms used in this Lease and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of November 30, 2017 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the “Participation Agreement”) among Lessee, the various entities parties thereto from time to time, as the Guarantors, Lessor, the various banks and other lending institutions parties thereto from time to time, as Lease Participants, and Wells Fargo Bank, National Association, as the agent for the Lessor Parties and, respecting the Security Documents, as agent for the Secured Parties. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.
1.2    Interpretation.
The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Lease.
ARTICLE II.
2.1    Property.

Subject to the terms and conditions hereinafter set forth, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the Property.
2.2    Lease Term.
The basic term of this Lease with respect to the Property (the “Basic Term”) shall begin upon the Property Closing Date (the “Commencement Date”) and shall end on the seventy-eight (78) month anniversary of the Initial Closing Date (the “Basic Term Expiration Date”), unless the Basic Term is earlier terminated or renewed in accordance with the provisions of this Lease and the other Operative Agreements. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date.
Subject to the consents required pursuant to this Section 2.2 and the other applicable terms and conditions of the Operative Agreements, Lessee may request that the Lease be extended for up to three (3) successive five-year terms (each a “Renewal Term”). Each Renewal Term shall end on the fifth annual anniversary of the commencement of such Renewal Term, unless such Renewal Term is earlier terminated.
To the extent no Lease Default or Lease Event of Default has occurred and is continuing as of the Basic Term Expiration Date or the last day of the first or second Renewal Term only, as applicable, Lessee may, not more than five hundred forty (540) days prior to the Expiration Date and not less than three hundred sixty (360) days prior to the seventy-eight (78) month anniversary of the Initial Closing Date or the last day of the first or second (but not the third) Renewal Term, if any, by irrevocable notice to the Financing Parties make written request to extend the Expiration Date for an additional period of five (5) years. Each of the Financing Parties shall make an irrevocable determination, in the absolute and sole discretion of each such party, within sixty (60) days of receiving a request from Lessee to extend the Term as to whether or not such party will agree to extend the Expiration Date as requested; provided, however, that failure by any such party to make a timely response to Lessee’s request for extension of the Expiration Date shall be deemed to constitute a refusal by such party to the requested extension of the Expiration Date. In response to a request for an extension of the Expiration Date, if (a) all Financing Parties shall each agree to the requested extension by delivering an irrevocable written confirmation of such acceptance of the extension to the Agent, Lessee and Lessor, then, provided no Lease Default or Lease Event of Default has occurred and is continuing as of the Basic Term Expiration Date or the last day of the first or second Renewal Term only, as applicable, the Term shall be extended and shall expire on the date five (5) years after the then current Expiration Date or (b) any Financing Party shall refuse (or be deemed to have refused) to agree to the requested extension, then the Term shall not be extended and shall expire on the then current Expiration Date and unless Lessee properly makes an election of an end of Term option pursuant to Section 20.1, Lessee shall be deemed to have elected the Purchase Option which shall be exercised, and the purchase of the Property shall occur, on the then current Expiration Date. Each Renewal Term, if any, shall commence on the day immediately following the Basic Term Expiration Date or the last day of the first or second Renewal Term, as applicable.
2.3    Title.
Subject to the provisions of Section 5.1 hereof, the Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including the Permitted Liens) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor’s title to the Property or any interest of Lessee therein other than for Lessor Liens.

ARTICLE III.
3.1    Rent.
(a)    Lessee shall pay Basic Rent in arrears on each Payment Date and all outstanding or accrued Basic Rent on any date on which this Lease shall terminate with respect to the Property during the Term, and Lessee shall pay Supplemental Rent in accordance with Section 3.3; provided, however, Lessee shall have no obligation to pay Basic Rent until the Rent Commencement Date and instead Basic Rent prior to such Rent Commencement Date shall be paid in accordance with Section 5.1(b) of the Participation Agreement.
(b)    Except as otherwise provided in Section 3.3, Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts at such bank or banks as the Agent shall from time to time direct so long as such account is at the Agent or another Financing Party.
(c)    Lessee’s inability or failure to take possession of all or any portion of the Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee’s obligation to pay Rent in accordance with the terms of this Lease.
(d)    Lessee shall make all payments of Rent prior to 12:00 Noon, New York City time, on the applicable date for payment of such amount.
3.2    Payment of Rent.
Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without set-off, deduction (except for deduction or withholding of Impositions as required by Applicable Law, but subject to Section 11.2 of the Participation Agreement) or reduction.
3.3    Supplemental Rent.
Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable; provided, if there is no express time period specified for any such payment pursuant to the Operative Agreements or otherwise, Lessee shall make such payment of Supplemental Rent within two (2) Business Days of receipt of notice from Lessor, Agent or any other applicable Person requesting payment of the same. All such payments of Supplemental Rent shall be in the full amount thereof, without set-off, deduction (unless required by Applicable Law but subject to Section 11.2 of the Participation Agreement) or reduction. Lessee shall pay to the appropriate Person, as Supplemental Rent due and owing to such Person, among other things, on demand, (a) any and all payment obligations (except for amounts payable as Basic Rent) owing from time to time under the Operative Agreements by any Person to any Financing Party or any other Person, (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period for payments of Basic Rent) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid and (c) amounts referenced as Supplemental Rent obligations pursuant to Section 8.3 of the Participation Agreement. The expiration or other termination of Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this

Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent. Lessee shall pay all outstanding or accrued Supplemental Rent on any date on which this Lease shall terminate with respect the Property during the Term.
3.4    Performance on a Non-Business Day.
If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the next succeeding Business Day (except to the extent Basic Rent is then being calculated based on the LIBOR Rate and such next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day). If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.
3.5    Rent Payment Provisions.
Lessee shall make payment of all Basic Rent and Supplemental Rent when due regardless of whether any of the Operative Agreements pursuant to which the same are calculated and owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.
ARTICLE IV.
4.1    Taxes; Utility Charges.
Lessee shall pay or cause to be paid all Impositions regarding the Property and all other charges regarding the use, occupancy, repair, access, maintenance or operation of the Property and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on the Property during the Term. Upon Lessor’s reasonable request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any Imposition or utility charge paid by Lessee. Unless a Lease Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to the Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor (to the extent Lessor has retained control of the Property) and Lessee or other purchaser of the Property, and each party shall pay or reimburse the other for such party’s pro rata share thereof.
ARTICLE V.
5.1    Quiet Enjoyment.
Subject to the rights of Lessor contained in Sections 10.1(d), 18.1 and 20.3, Article XVII and the other terms of this Lease and the other Operative Agreements and so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee).

ARTICLE VI.
6.1    Net Lease.
This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of the Property. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, set-off, counterclaim, or defense with respect to the Rent (except for deduction or withholding of Impositions as required by Applicable Law, but subject to Section 11.2 of the Participation Agreement), nor shall the obligations of Lessee hereunder be affected for any reason whatsoever, including by reason of: (a) any damage to or destruction of the Property or any part thereof; (b) any taking of the Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee’s use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any Lien or any matter affecting title to the Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting any Financing Party, any Credit Party or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee’s acquisition of ownership of all or part of the Property; (k) breach of any warranty or representation with respect to the Property or any Operative Agreement; (l) any defect in the condition, quality or fitness for use of the Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subject to negotiation. The provisions of this Section 6.1 shall not preclude Lessee from pursuing lawsuits against any other party to the Operative Agreements regarding such party’s failure to perform its obligations pursuant to the Operative Agreements.
6.2    No Termination or Abatement.
Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessee or any other Person, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of Lessee or any other Person or by any court with respect to Lessee or any other Person.
LESSEE HEREBY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT (I) TO TERMINATE OR SURRENDER THIS LEASE (EXCEPT AS PROVIDED HEREIN) OR (II) TO AVAIL ITSELF OF ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION, SET-OFF, COUNTERCLAIM OR DEFENSE WITH RESPECT TO ANY RENT. LESSEE SHALL REMAIN OBLIGATED UNDER THIS LEASE IN ACCORDANCE WITH ITS TERMS AND TO THE EXTENT WAIVABLE UNDER APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO MODIFY OR TO AVOID STRICT COMPLIANCE WITH ITS OBLIGATIONS UNDER THIS LEASE. NOTWITHSTANDING ANY SUCH STATUTE OR OTHERWISE, LESSEE SHALL BE BOUND BY ALL OF THE TERMS AND CONDITIONS CONTAINED IN THIS LEASE.

ARTICLE VII.
7.1    Ownership of the Property.
(a)    Lessor and Lessee intend that (i) this Lease will be treated as an “operating lease” pursuant to Accounting Standards Codification No. 840, as amended or replaced from time to time, for Lessee’s financial accounting purposes and (ii) for federal and all state and local income Tax purposes, commercial purposes, bankruptcy purposes and (other than as stated in the foregoing subsection (a)(i)) all other purposes (A) this Lease together with all other Operative Agreements will be treated as a financing arrangement and (B) Lessee will be treated as the owner of the Property and will be entitled to all Tax benefits ordinarily available to owners of property similar to the Property for such Tax purposes, including for this purpose, Lessee shall claim the cost recovery deductions associated with the Property, and Lessor shall not, unless required by Law, take on its Tax returns a position inconsistent with Lessee’s claim of such deductions. Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, Tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules.
(b)    In order to secure the Company Obligations, Lessee hereby irrevocably conveys, grants, assigns, transfers, hypothecates, mortgages and sets over to Lessor, for the benefit of all Financing Parties, a security interest in and lien on all right, title and interest of Lessee (now owned or hereafter acquired) in and to the Property, to the extent such is personal property and all proceeds thereof (including insurance proceeds). For purposes of the creation and enforcement of this Lease as a security agreement and a fixture filing with respect to the Property and all proceeds thereof (including insurance proceeds), Lessee is the debtor, Lessor is the secured party and Agent is the assignee of Lessor (given that Agent is acting as collateral agent for the Secured Parties). The mailing addresses of the debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests pursuant to this Lease may be obtained are as set forth on the signature pages of this Lease. A carbon, photographic or other reproduction of this Lease, any memorandum hereof (or short form lease) or of any financing statement related to this Lease shall be sufficient as a financing statement for any of the purposes referenced in this Lease. Lessee authorizes Lessor and Agent, to file UCC financing and fixture filing statements, amendments thereto and renewals thereof without Lessee’s signature, as Lessor or Agent may determine to be necessary or appropriate to perfect and maintain the security interest and lien granted herein.
In order to secure the Company Obligations and for purposes of the creation and enforcement of this Lease as a deed of trust with respect to the Property and all proceeds thereof (including insurance proceeds), LESSEE, as deed of trust grantor, hereby grants, assigns, transfers, hypothecates, mortgages, conveys and sets over a lien on all right, title and interest of Lessee (now owned or hereafter acquired) in the Property and all proceeds thereof (including insurance proceeds), to the extent such is real property, to First American Title Insurance Company (or any other Person appropriately designated from time to time by Lessor), as trustee, IN TRUST AND WITH POWER OF SALE, for the benefit of LESSOR, for the benefit of all Financing Parties, as beneficiary. The lien on the Property and all proceeds thereof (including insurance proceeds) granted and conveyed by Lessee to First American Title Insurance Company (or any other Person appropriately designated from time to time by Lessor), as trustee, pursuant to this Lease and each memorandum hereof (or short form lease) is and shall be a perfected lien.

ARTICLE VIII.
8.1    Condition of the Property.
FOR PURPOSES OF SECTION 1938 OF THE CALIFORNIA CIVIL CODE, LESSOR HEREBY DISCLOSES TO LESSEE, AND LESSEE HEREBY ACKNOWLEDGES, THAT THE PREMISES HAVE NOT UNDERGONE INSPECTION BY A CERTIFIED ACCESS SPECIALIST (CASP). LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY “AS-IS WHERE-IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR (EXCEPT THAT LESSOR SHALL KEEP THE PROPERTY FREE AND CLEAR OF LESSOR LIENS AND SHALL COMPLY WITH SECTION 5.1) AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. NO FINANCING PARTY HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) (EXCEPT THAT LESSOR SHALL KEEP THE PROPERTY FREE AND CLEAR OF LESSOR LIENS AND SHALL COMPLY WITH SECTION 5.1) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF), AND NO FINANCING PARTY SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. LESSEE HAS OR PRIOR TO THE COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT THE PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS ANY FINANCING PARTY IS CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN THE FINANCING PARTIES, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.
8.2    Possession and Use of the Property.
(a)    At all times during the Term, the Property shall be a Permitted Facility and shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease. Lessee shall not commit or permit any waste of the Property or any part thereof, normal wear and tear excepted.
(b)    Lessee will provide Lessor with prior written notice of any change of its name, its principal place of business or chief executive office or of its location for purposes of the UCC. Regarding the Property, Exhibit A contains an accurate legal description for the Land. The Equipment and Improvements respecting the Property will be located only at the location identified in Exhibit A, subject to Section 10.1(b).
(c)    Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements or is not a Permitted Lien.
(d)    Simultaneously with the execution and delivery of this Lease, the Equipment, Improvements and Land and the remainder of the Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.
(e)    At all times during the Term, Lessee will comply with all obligations under and (to the extent no Lease Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of the Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to the Property.
8.3    Integrated Property.
On the Rent Commencement Date, Lessee shall, at its sole cost and expense, cause the Property to constitute (and for the duration of the Term shall continue to constitute) all of the equipment, facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control a Permitted Facility in a commercially reasonable manner. The provisions of this Section 8.3 shall not limit the rights of Lessee to assign and/or sublet the Property pursuant to Article XXIV.
ARTICLE IX.

9.1	Compliance With Legal Requirements, Insurance Requirements and Manufacturer’s Specifications and Standards.
Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) cause the Property at all times to comply with (i) all applicable Legal Requirements (including all Environmental Laws) and (ii) all Insurance Requirements, (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property, and (c) comply with all manufacturer’s specifications and standards, whether or not compliance therewith shall require structural or extraordinary changes in the Property or interfere with the use and enjoyment of the Property unless the failure to procure, maintain and comply with such items identified in subparagraphs (a) (i), (b) and (c), individually or in the aggregate, shall not and could not reasonably be expected to have a Material Adverse Effect. Lessor agrees to take such actions at the sole cost and expense of Lessee as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.
ARTICLE X.
10.1    Maintenance and Repair; Return.
(a)    Lessee, at its sole cost and expense, shall maintain the Property in good condition, repair and working order and in the same condition as at the Rent Commencement Date, and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Section 9.1 and on a basis consistent with the operation and maintenance of other properties or equipment owned or leased by Lessee or any of the Guarantors comparable in type and function to the Property, such that the Property is capable of being utilized within a reasonable time by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation and ordinary wear and tear.
(b)    Lessee shall not use, move or relocate any component of the Property beyond the boundaries of the Land (comprising part of the Property) described in Exhibit A, except for the temporary removal of Equipment and other personal property for repair or replacement.
(c)    If any component of the Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease). All components which are added to the Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in the Property and subject to the terms of this Lease as if originally leased hereunder.
(d)    Upon reasonable advance notice, Lessor, any other Lessor Party and their respective agents shall have the right to inspect the Property and maintenance records (to the extent available) with respect thereto at any reasonable time during normal business hours but shall not, in the absence of the occurrence and continuance of a Lease Event of Default, materially disrupt the business of Lessee. If a Lease Event of Default has occurred and is continuing, any such inspection shall be at the sole cost and expense of Lessee.
(e)    Lessee shall cause to be delivered to Lessor (at Lessee’s sole expense) one (1) or more additional Appraisals (or reappraisals of the Property) as Lessor may request if any Financing Party is required pursuant to any applicable Legal Requirement to obtain such Appraisals (or reappraisals) during the continuance of any Lease Event of Default not cured in accordance with the terms of the Operative Agreements.
(f)    Lessor shall under no circumstances be required to build any improvements or install any equipment on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect.
(g)    Lessee shall, upon the expiration or earlier termination of this Lease, if Lessee shall not have exercised (or been deemed to have exercised) its Purchase Option and purchased the Property, surrender the Property (i) to Lessor pursuant to the exercise of the applicable remedies upon the occurrence and continuance of a Lease Event of Default or (ii) to Lessor pursuant to the second paragraph of Section 21.1(a) hereof or to the third party purchaser, as the case may be, free and clear of Liens (other than as described in Section 5.6 of the Participation Agreement) and otherwise subject to Lessee’s obligations under this Lease (including the obligations of Lessee at the time of such surrender in the condition required by and otherwise in accordance with Sections 9.1, 10.1(a) through (f), 10.2, 11.1, 12.1, 21.1 and 22.1).

10.2    Environmental Inspection.
If Lessee has not given notice of exercise of its Purchase Option as required pursuant to Section 20.1, Lessee elects the Sale Option pursuant to Section 20.1 or for whatever reason Lessee does not purchase the Property in accordance with the terms of this Lease, then not more than one hundred fifty (150) days nor less than ninety (90) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment (conducted in accordance with the then applicable ASTM Phase I standard) and (if determined necessary by Lessor in the exercise of its reasonable judgment based on the results of such Phase I environmental site assessment) a Phase II environmental site assessment, in each case recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, and in form, scope and content reasonably satisfactory to Lessor.
ARTICLE XI.
11.1    Modifications.
Lessee, at its sole cost and expense, at any time and from time to time after the Rent Commencement Date without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, “Modifications”), and Lessee, at its sole cost and expense, shall make any and all Modifications required to be made pursuant to all Legal Requirements, Insurance Requirements and manufacturer’s specifications and standards unless the failure to comply with Legal Requirements or manufacturer’s specifications and standards, individually, or in the aggregate, shall not and could not reasonably be expected to have a Material Adverse Effect; provided, that: (i) no completed Modification shall materially impair the value, utility or useful life of the Property from that which existed immediately prior to such Modification (assuming the Property was in the condition required by this Lease); (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) no Modification shall adversely affect the structural integrity of the Improvements on the Property; (iv) Lessee shall maintain builders’ risk insurance (to the reasonable satisfaction of the Agent) at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance or cause to be financed the proposed replacement Modification outside of this lease facility and on an unsecured basis; provided, further, Lessee shall not make any Modification (unless required by any Legal Requirement) to the extent any such Modification, individually or in the aggregate, shall or could reasonably be expected to have a Material Adverse Effect. Subject to the last paragraph of this Section 11.1, all Modifications shall immediately and without further action upon their incorporation into the Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. Lessee shall not remove or attempt to remove any Modification from the Property, except in accordance with the next following paragraph.
At its sole cost, Lessee may remove Modifications from the Property, to the extent (subject to the confirmation of Lessor in its reasonable discretion) (v) the Modification is not required pursuant to any Legal Requirement, Insurance Requirement or manufacturer’s specification or standard, (w) the Modification is not financed by any of the Financing Parties and (x) the Modification may be removed from the Property without materially impairing the value, utility or useful life of the Property from that which existed immediately prior to such Modification. Any such Modification so removed prior to the Expiration Date or earlier termination of this Lease, shall become the property of Lessee after such removal; provided, any such Modification not removed prior to the Expiration Date or earlier termination of this Lease and any

Modification that does not otherwise meet the requirements of the foregoing subsections (v) through (x) shall, without the need for further action, (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. In any event, Lessee shall repair, at its expense, all damage to the Property caused by any removal or attempted removal of any Modification.
ARTICLE XII.
12.1    Warranty of Title.
(a)    Lessee hereby acknowledges and shall cause title in the Property (including all Equipment, all Improvements, all replacement components to the Property and, subject to Section 11.1, all Modifications) immediately and without further action to vest in and become the property of Lessor and to be subject to the terms of this Lease from and after the Property Closing Date therefor or such date of incorporation into the Property. Lessee agrees that, subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, title retention agreement or claim upon the Property, any component thereof or any Modifications or any Lien or claim with respect to the Rent or with respect to any amounts held by any Financing Party pursuant to any Operative Agreement, other than Permitted Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien has occurred with respect to the Property, any component thereof or any Modifications or any Lien or claim with respect to the Rent or with respect to any amounts held by any Financing Party pursuant to any Operative Agreement, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor and/or the Agent created by the Operative Agreements are (and until the Financing Parties under the Operative Agreements have been paid in full shall remain) first priority perfected Liens subject only to Permitted Liens.
(b)    Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.
ARTICLE XIII.
13.1    Permitted Contests Other Than in Respect of Indemnities.
Except to the extent otherwise provided for in Section 11 of the Participation Agreement, Lessee, on its own or on Lessor’s behalf but at Lessee’s sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, Imposition imposed on or against Lessee or the Property or utility charge payable pursuant to Section 4.1 or any Lien, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the Property and the Financing Parties; (b) there shall not be imposed a Lien (other than

Permitted Liens) on the Property and no part of the Property nor the Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on any Financing Party for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer’s Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1 and confirm Lessee’s obligation to satisfy the same. Lessor, at Lessee’s sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest. Lessor will not be required to join in any proceedings pursuant to this Section 13.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of Lessor or it is customary in the applicable jurisdiction for the title holder to join in such proceedings; in which case (A) if the contest relates to an Imposition, the provisions of Section 11.2 of the Participation Agreement will control, or (B) otherwise, Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (1) no Event of Default shall have occurred and be continuing and (2) Lessee pays all related expenses and indemnifies the Financing Parties with respect to such proceedings.
13.2    Impositions, Utility Charges, Other Matters; Compliance with Legal Requirements.
Except with respect to Impositions on the Property, Legal Requirements, utility charges and such other matters referenced in Section 13.1 which are the subject of ongoing proceedings contesting the same in a manner consistent with the requirements of Section 13.1, Lessee shall cause (a) all Impositions, utility charges and such other matters to be timely paid, settled or compromised, as appropriate, with respect to the Property and (b) the Property to comply with all applicable Legal Requirements, unless the failure to comply with Legal Requirements, individually or in the aggregate, shall not and could not reasonably be expected to have a Material Adverse Effect.
ARTICLE XIV.
14.1    Commercial General Liability and Workers’ Compensation Insurance.
During the Term, Lessee shall procure and carry, at Lessee’s sole cost and expense (or cause to be procured and carried, at the sole cost and expense of parties other than the Financing Parties), commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property during the Construction Period, from and after the Completion Date or respecting the Equipment used or located at the Property. Such insurance at all times shall have a minimum combined single limit per occurrence coverage (i) for commercial general liability (including bodily injury and property damage liability and products and completed operations coverage), of no less than $1,000,000 per occurrence with an aggregate of $2,000,000, (ii) commercial automobile liability with a combined single limit of no less than $1,000,000, (iii) workers compensation insurance in accordance with statutory requirements, including coverage for employers liability with a limit of no less than $1,000,000 per occurrence, $1,000,000 per employee and $1,000,000 per accident/disease, and (iv) umbrella liability of no less than $50,000,000; provided, however, that during the period prior to the Completion Date respecting the Property, such umbrella liability amount shall not be less than $75,000,000. The policies shall name Parent as the insured (but shall also cover Lessee as an insured thereunder) and shall be endorsed to name the Financing Parties and their officers, agents, employees and their Affiliates and the Affiliates’ officers, agents and employees, as additional insureds with respect to the Property. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which any Financing Party or Affiliate of any Financing Party may have in force. In the operation of the Property, Lessee shall comply with applicable workers’ compensation laws and protect the Financing Parties against any liability under such laws.

14.2    Permanent Hazard and Other Insurance.
(a)    (i)    During the Construction Period, Lessee shall maintain or shall require Contractor to maintain comprehensive builders’ all risk insurance covering all risks on a non-reporting form in amounts no less than the replacement cost of the Property (as increased from time to time for change orders or use of contingency amounts under the Construction Budget) from time to time and insurance for earth movement, in an amount no less than four (4) times the “probable maximum loss” of the Property as set forth in the Seismic Report (subject to a minimum of $50,000,000. Regardless of whether Lessee or Contractor procures the Builder’s Risk coverage, such insurance coverage shall be required to name (A) the Agent (on behalf of the Secured Parties) as loss payee, to the extent of its interests, with respect to the Property and (B) the Financing Parties and their officers, agents, employees and their Affiliates and the Affiliates’ officers, agents and employees, as additional insureds with respect to the Property.
(ii)    After the Construction Period, Lessee shall keep the Property insured against all risks of physical loss or damage by fire, earthquake, flood and other risks in amounts no less than replacement cost, with no co-insurance (obtained by any Financing Party or any Affiliate thereof) applied, of the Property from time to time. The policies shall name Parent as the insured (but shall also cover Lessee as an insured thereunder) and shall be endorsed to name the Agent (on behalf of the Secured Parties) as additional insured and loss payee, to the extent of its interests; provided, so long as no Lease Default or Lease Event of Default exists, any loss payable after the Rent Commencement Date respecting the Property under the insurance policies required by this Section 14.2(a)(ii) for losses up to $1,000,000 will be paid to Lessee.
(b)    If during the Term the area in which the Property is located is designated a “flood-prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to the Property.
14.3    Coverage.
(a)    As of the date of this Lease and annually thereafter during the Term, Lessee shall furnish the Agent (on behalf of the Financing Parties) with certificates of insurance prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming (to the extent of their respective interests) each Financing Party and their officers, agents, employees and their Affiliates and their Affiliates’ officers, agents and employees, as additional insureds on liability policies required above except as respects workers’ compensation insurance and naming the Agent (on behalf of the Financing Parties) as additional insured and loss payee on property and builder’s risk policies and provide a waiver of subrogation in their favor, to the extent of their respective interests, and evidencing the other requirements of this Article XIV. All such insurance shall be at the sole cost and expense of Lessee and provided by (i) nationally recognized, financially sound insurance companies having an A.M. Best’s Key Rating Guide rating of A- or better and a financial size category of VII or higher, unless otherwise approved by the Agent (such approval from the Agent being subject to receipt of instructions from the Majority Secured Parties agreeing to an insurance company with an A.M. Best’s Key Rating Guide rating of less than

A- and/or an insurance company of a financial size category of less than VII), or (ii) other companies acceptable to the Agent, in all cases with regard to subsection (i) or (ii) above with limits and coverage provisions sufficient to satisfy the requirements set forth in this Lease. Lessee shall provide no less than thirty (30) days’ advance written notice to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) in the event of cancellation or material alteration of such insurance. Upon the reasonable request of the Agent (on behalf of the Financing Parties), Lessee shall deliver to the Agent (on behalf of the Financing Parties) copies of all insurance policies required by Sections 14.1 and 14.2.
(b)    Lessee agrees that the insurance policy or policies required by Sections 14.1 and 14.2 shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or any contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee. Lessee hereby waives any and all such rights against the Financing Parties to the extent of payments made to any such Person under any such policy.
(c)    Lessor may carry separate insurance at Lessor’s sole cost so long as Lessee’s insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee’s policy.
(d)    Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2 and shall renew or replace, or cause to be renewed or replaced, each policy prior to the expiration date thereof or otherwise maintain, or cause to be maintained, the coverage required by such Sections without any lapse in coverage. Upon renewal or replacement of any policies required, Lessee must provide, or cause to be provided, Lessor with updated certificates of insurance no later than ten (10) days prior to policy renewal.
(e)    Lessee hereby agrees to pay, or cause to be paid, all deductibles and co-payment amounts in connection with any loss or claim covered by any insurance policy required to be maintained by Lessee (directly or indirectly) pursuant to this Article XIV. All deductibles shall be the sole responsibility of Lessee; provided, however, during the Construction Period, deductibles may be reimbursed through Advances.
(f)    Any exclusion to any insurance policy maintained in accordance with this Article XIV that causes Lessee to fail to comply with the insurance requirements of this Article XIV shall only be applicable if accepted, in writing, by each additional insured and loss payee.
(g)    Losses, if any, with respect to the Property under any property damage policies required to be carried under Section 14.2(a) shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by Lessee (after consultation with Lessor), unless a Lease Event of Default shall have occurred and be continuing, in which case such losses shall be adjusted by Lessor.
(h)    In no event shall the insurance required of Lessee or maintained by Lessee limit its liability or indemnity obligations.
14.4    Deductibles and Co-Payment Amounts.

Lessee shall have the option to utilize deductibles and co-payment amounts, in each case only to the extent such are reasonably acceptable to the Majority Secured Parties, with respect to the insurance required pursuant to the Operative Agreements; provided, however, that during the period prior to the Completion Date, (a) the deductible for the builder’s risk insurance policy shall not exceed $25,000 and (b) the deductible for the earth movement insurance shall not exceed two percent (2%) of the total project value at risk at the time of loss (subject to a minimum deductible of $250,000).
ARTICLE XV.
15.1    Casualty and Condemnation.
(a)    Subject to the provisions of this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination Notice), to the extent the Property is no longer a Construction Period Property and prior to the occurrence and continuation of a Lease Default or a Lease Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor’s right, title and interest in) any condemnation proceeds, award, compensation or insurance proceeds under Sections 14.2(a) or 14.2(b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation; provided, however, (x) if a Lease Default or a Lease Event of Default shall have occurred and be continuing or if such condemnation proceeds, award, compensation or insurance proceeds shall exceed $1,000,000, then such condemnation proceeds, award, compensation or insurance proceeds shall be promptly paid (and in any event within three (3) Business Days of Lessee’s receipt thereof) directly to Lessor or, if received by Lessee, shall be held in trust for Lessor and be promptly paid over by Lessee to Lessor, and (y) if the conditions of the foregoing subsection (x) do not apply, then any such award, compensation and/or insurance proceeds shall be paid to Lessee. All amounts held by Lessor hereunder on account of any condemnation proceeds, award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be, in the case of a Lease Default or a Lease Event of Default, held as security for the performance of Lessee’s obligations hereunder and under the other Operative Agreements until such time as such Lease Default or Lease Event of Default shall have been cured in accordance with the Operative Agreements or applied to the applicable obligations upon the exercise of remedies in connection with the occurrence of any such Lease Event of Default and when all such obligations of Lessee with respect to such matters (and all other obligations of Lessee which should have been satisfied pursuant to the Operative Agreements as of such date) have been satisfied, all amounts so held by Lessor shall be paid over to Lessee.
(b)    Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any condemnation proceeds, award, compensation or insurance proceeds on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee’s reasonable request, and at Lessee’s sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution, adjustment or appeal. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such condemnation proceeds, award, compensation or insurance proceeds.
(c)    If a Casualty or a Condemnation of the Property or any interest therein occurs and no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may at its option, and at its sole cost and expense, reconstruct or restore the Property in conformity with the requirements of Sections 10.1 and 11.1, so as to restore the Property to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied); provided, that the reconstruction or restoration of the Property shall be complete at least one hundred eighty (180) days prior to the Expiration Date. In the event of any Casualty or Condemnation, Lessee shall, not later than forty-five (45) days after Lessee has actual knowledge of such Casualty or Condemnation, either deliver to Lessor a Termination Notice pursuant to Section 16.1, if applicable, or, at Lessee’s sole cost and expense, diligently undertake and diligently reconstruct or restore the Property. Upon Lessee’s election to reconstruct or restore the Property, a Responsible Officer of Lessee shall deliver to the Agent a certificate that such reconstruction or restoration is reasonably expected to be complete at least one hundred eighty (180) days prior to the Expiration Date. Upon completion of such reconstruction or restoration of the Property, a Responsible Officer of Lessee shall deliver a certificate confirming that such reconstruction or restoration of the Property has been completed so as to have restored the Property to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the Property shall remain with Lessor. To the extent no Lease Default or Lease Event of Default shall have occurred and be continuing at such time, Lessor shall then remit to Lessee all related condemnation proceeds, awards, compensation or insurance proceeds previously paid to Lessor as referenced in Section 15.1(a). In the event such a Casualty or Condemnation occurs and Lessee elects not to reconstruct or restore the Property, or if such reconstruction or restoration is not complete at least one hundred eighty (180) days prior to the Expiration Date, then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the provisions of Sections 16.1 and 16.2 shall apply.
(d)    In the event of a Casualty or a Condemnation, this Lease shall terminate in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor a notice to such effect.
(e)    In no event shall a Casualty or Condemnation affect Lessee’s obligations to pay Rent pursuant to Article III, except to the extent Lessee has paid the Termination Value.
(f)    Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(c), if, during the Term, a Casualty or Condemnation occurs with respect to the Property or Lessee receives notice of a Condemnation with respect to the Property, and following such Casualty or Condemnation, the Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty (180) days prior to the Expiration Date to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day the Property is not in fact so restored, repaired or replaced, then Lessee shall be deemed to have exercised its Purchase Option, such purchase to be effective on the next Payment Date (notwithstanding the limits on such exercise contained in Section 20.2) and pay Lessor the Termination Value; provided, if any Lease Default or Lease Event of Default has occurred and is continuing, Lessee shall also promptly (and in any event within three (3) Business Days) pay Lessor any condemnation proceeds, award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to the Property; provided, further, that if no Lease Default or Lease Event of Default has occurred and is continuing, any Excess Proceeds shall be paid to Lessee. If a Lease Default or a Lease Event of Default has occurred and is continuing and any Lessor Advances or other amounts are owing with respect thereto, then any Excess Proceeds (to the extent of any such Lessor Advances or other amounts owing with respect thereto) shall be paid to Lessor, held as security for the performance of Lessee’s obligations hereunder and under the other

Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of a Lease Event of Default, with the remainder of such Excess Proceeds in excess of such Loans or Lessor Advances and other amounts owing with respect thereto being distributed to Lessee.
(g)    The foregoing provisions of Section 15.1(a) – 15.1(f) shall not apply if the Property is a Construction Period Property, it being acknowledged and agreed that the provisions of the Agency Agreement shall apply instead.
(h)    Lessee shall promptly give Lessor written notice of any Condemnation, regardless of the monetary value involved, or any material Casualty, together with such other information in connection therewith as may be reasonably requested by Lessor.
15.2    Environmental Matters.
Promptly upon Lessee’s actual knowledge of any Environmental Condition at the Property for which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $50,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Condition (regardless of whether notice thereof must be given), Lessee shall, not later than forty-five (45) days after Lessee has actual knowledge of such Environmental Condition, either deliver to Lessor a Termination Notice pursuant to Section 16.1, if applicable, or, at Lessee’s sole cost and expense, promptly and thereafter diligently undertake and diligently complete any investigation, response, clean up, remedial or other action (including the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to investigate, remove, cleanup or remediate the Environmental Condition in accordance with all Environmental Laws. Any such undertaking shall be timely completed in accordance with prudent industry standards and applicable Environmental Laws and in any event prior to the Expiration Date. If Lessee does not deliver a Termination Notice pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Condition and the actions taken by Lessee (or its agents) in response to such Environmental Condition, and a statement by either the consultant or the Governmental Authority with jurisdiction over such matter that the Environmental Condition has been remedied in full compliance with applicable Environmental Law or that no further action with respect to such Environmental Condition is required. Not more than one hundred fifty (150) days and no less than ninety (90) days prior to any time that Lessee elects to cease operations with respect to the Property, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment respecting the Property recently prepared and (if determined necessary by Lessor in the exercise of its reasonable judgment based on the results of such Phase I environmental site assessment) a Phase II environmental site assessment, in each case recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, and in form, scope and content reasonably satisfactory to Lessor. If such environmental site assessment reveals any Environmental Condition at the Property, Lessee shall, within thirty (30) days of Lessor having received such assessment, provide Lessor with a plan designed to remedy the Environmental Condition on or prior to the Expiration Date. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the environmental site assessment and remedy plan or fails to complete such remediation prior to the Expiration Date, Lessee shall be obligated to purchase the Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of the Property to a Person other than Lessee or any Affiliate of Lessee.
15.3    Notice of Environmental Matters.

Promptly, but in any event within thirty (30) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened material claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee’s proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any pending or threatened material claim, action or proceeding referenced in the first sentence of this Section 15.3. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.
ARTICLE XVI.
16.1    Termination Upon Certain Events.
If, after the Rent Commencement Date, Lessee has delivered, or is deemed to have delivered, written notice of a termination of this Lease with respect to the Property to Lessor in the form described in Section 16.2(a) (a “Termination Notice”) pursuant to the provisions of this Lease, then following the applicable Casualty, Condemnation or Environmental Condition, Lessee shall pay Lessor the Termination Value on the Termination Date and upon Lessor’s receipt of the Termination Value, this Lease shall terminate.
16.2    Procedures.
(a)    A Termination Notice shall contain: (i) notice of termination of this Lease on a Payment Date not more than sixty (60) days after Lessor’s receipt of such Termination Notice (the “Termination Date”); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value and purchase the Property on such Termination Date. To the extent no Lease Default or Lease Event of Default shall have occurred and be continuing, any Termination Notice delivered by Lessee to Lessor may be revoked within fifteen (15) days of delivery thereof. To the extent no Termination Notice is actually delivered by Lessee and (x) in the case of any Casualty or Condemnation regarding the Property, no reconstruction or restoration activity pursuant to Section 15.1 has commenced within eighty-five (85) days of the occurrence of such Casualty or Condemnation and (y) in the case of any Environmental Condition regarding the Property, no remediation activity pursuant to Section 15.2 has commenced within eighty-five (85) days of the occurrence of such Environmental Condition, then, in either such case, a Termination Notice shall be deemed delivered on the last occurring Payment Date not more than ninety (90) days following the applicable Casualty, Condemnation or Environmental Condition.
(b)    On each Termination Date, Lessee shall pay to Lessor the Termination Value, and Lessor shall convey the Property or the remaining portion thereof, if any, to Lessee (or Lessee’s designee), all in accordance with Section 20.2.
ARTICLE XVII.
17.1    Lease Events of Default.
If any one (1) or more of the following events (each a “Lease Event of Default”) shall occur:
(a)    (i) Except as otherwise provided in this Section 17.1(a), any payment of Basic Rent payable by Lessee shall not be paid when due, and, such payment shall be overdue for a period of three (3) Business Days, (ii) any payment payable by Lessee on the Expiration Date, including any payment described in Article XX or XXI, shall not be paid when due, (iii) any payment of the Termination Value or any payment of Basic Rent or Supplemental Rent due on the date of any such payment of the Termination Value shall not be paid when due, or (iv) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent payable pursuant to clause (ii) or (iii) of this Section 17.1(a)) due and payable within five (5) Business Days after receipt by Lessee of notice from Agent demanding payment thereof (as any of the amounts pursuant to this Section 17.1(a) are due and payable, whether at maturity, by acceleration or otherwise);
(b)    Any representation or warranty of any Credit Party contained in any Operative Agreement, or in any certificate, report furnished or delivered by any Credit Party on its own behalf or on Lessee’s behalf pursuant to the Operative Agreements to Agent or Lessor is incorrect, incomplete or misleading in any material respect when made or reaffirmed, as the case may be;
(c)    Any Credit Party shall default in the observance or performance of any covenant contained in Article XIV of this Lease (other than the requirement to deliver annual certificates), Sections 8.3A(c), 8.3A(f) or 8.3B of the Participation Agreement;
(d)    Any Credit Party shall default in the performance or observance of any term, covenant (excepting those covenants described in Section 17.1(c)), condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting a Lease Event of Default under any other clause of this Section 17.1), and such default is of a type that is subject to being cured and shall continue unremedied for a period of fifteen (15) Business Days after any Credit Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Credit Parties as determined by Lessor in its sole reasonable discretion);
(e)    (i) A breach, default or event of default shall occur at any time under the terms of the Revolving Credit Agreement or (ii) except as otherwise provided in the foregoing subsection (e)i), a breach, default or event of default shall occur at any time under the terms of any other agreement involving Indebtedness under which any Credit Party may be obligated as a borrower or guarantor in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
(f)    Any final judgments or orders for the payment of money in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) in the aggregate shall be entered against any Credit Party by a court having jurisdiction in the premises, which judgment is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;
(g)    Any of the Operative Agreements shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Operative Agreements) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by a Credit Party or cease to give or provide the remedies, powers or privileges intended to be created thereby;

(h)    Any of the Credit Parties’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, receiver and manager, trustee, custodian, assignee for the benefit of creditors or other similar official and the same is not cured within sixty (60) days thereafter;
(i)    (i) A notice of Lien or assessment which is not a Permitted Lien is filed of record with respect to all or any part of Lessee’s interest in any of the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any Taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes; or (ii) except as otherwise provided in Section 17.1(i)(i), a notice of Lien or assessment in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) which is not a Revolving Credit Agreement Permitted Lien is filed of record with respect to all or any part of any of the Credit Parties’ assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any Taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;
(j)    Any Credit Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature; provided, that any Credit Party may dissolve in accordance with Section 8.3B(e) of the Participation Agreement;
(k)    Any of the following occurs: (i) any Reportable Event which constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii), or (iv) above, Lessor determines in good faith that the amount of the Credit Parties’ liability is likely to exceed ten percent (10%) of its consolidated tangible net worth; (v) the Revolving Credit Agreement US Borrowers or any other member of the ERISA Group shall fail to make any contributions when due to a Plan, Multiemployer Plan or Multiple Employer Plan; (vi) the Revolving Credit Agreement US Borrowers or any other member of the ERISA Group shall commit a contribution failure under Section 303(k)(1) of ERISA and is required to provide notice to the PBGC under Section 303(k)(4) of ERISA; (vii) the Revolving Credit Agreement US Borrowers or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan or a Multiple Employer Plan; (viii) the Revolving Credit Agreement US Borrowers or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan or cease operations at a facility under the circumstances described in Section 4062(e) of ERISA; or (ix) any Applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans, Multiple Employer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the occurrence of which would be reasonably likely to result in a Material Adverse Effect;
(l)    Any Credit Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.3B(e) or 8.3B(f) of the Participation Agreement, or any Credit Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

(m)    (i) Any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) thirty-three and one-third of one percent (33.33%) or more of the voting capital stock of the Parent, or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period, together with any directors whose election by such board of directors or whose nomination for election by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Parent.
(n)    A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Credit Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Credit Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;
(o)    Any Credit Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;
(p)    Lessee shall fail to deliver a certificate when required pursuant to Section 14.3(a) within five (5) Business Days after receipt of notice from Lessor that such certificate is due under the terms hereof or to maintain insurance to the extent required by Article XIV;
(q)    Lessee shall elect the Sale Option and shall not have complied with each of its obligations pursuant to the Operative Agreements by the Expiration Date;
(r)    An Agency Agreement Event of Default shall have occurred and be continuing;
(s)    Any Operative Agreement shall cease to be in full force and effect;
(t)    The guaranty given by the Guarantors under the Participation Agreement shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm its obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such guaranty; or
(u)    Any Operative Agreement shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
then, in any such event, Lessor may, in addition to the rights and remedies provided in the Agency Agreement regarding any Agency Agreement Event of Default and the other rights and remedies provided for in this

Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days’ notice of such termination (provided, notwithstanding the foregoing, this Lease shall be deemed to be automatically terminated without the giving of notice upon the occurrence of a Lease Event of Default under Sections 17.1(n) or (o)), and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay all costs and expenses incurred by or on behalf of Lessor or any other Financing Party, including fees and expenses of counsel (with such payments to be characterized as Supplemental Rent), as a result of any Lease Event of Default hereunder.
17.2    Surrender of Possession.
If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon ten (10) Business Days written notice, surrender to Lessor possession of the Property. Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee’s equipment and personalty and severable Modifications from the Property; provided, that Lessee shall have the right to remove and retain the Excluded Equipment to the extent such is removed from the Property within the above-referenced ten (10) Business Day period. In any event, Lessee shall promptly repair, at its expense, all damage to the Property caused by any removal or attempted removal of any Excluded Equipment. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with Applicable Law. Upon the written demand of Lessor, Lessee shall return the Property promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of Section 10.1(g).
17.3    Reletting.
If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.
17.4    Damages.
Neither (a) the termination of this Lease as to the Property pursuant to Section 17.1; (b) the repossession of the Property; nor (c) the failure of Lessor to relet the Property, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Property or any portion thereof; provided, that Lessee’s obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of the Financing Parties’ expenses in connection therewith, including repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section 17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, set-off, defense, counterclaim or recoupment whatsoever.
17.5    Power of Sale.
WITHOUT LIMITING ANY OTHER REMEDIES SET FORTH IN THIS LEASE, LESSOR AND LESSEE AGREE THAT LESSEE HAS GRANTED TO LESSOR, PURSUANT TO THE APPLICABLE PROVISIONS OF THIS LEASE (INCLUDING SECTION 7.1(B)), A LIEN AGAINST THE PROPERTY WITH A POWER OF SALE. A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTY AND SELL THE PROPERTY WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE OF A LEASE EVENT OF DEFAULT. LESSOR AND LESSEE HEREBY FURTHER AGREE THAT UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY LEASE EVENT OF DEFAULT, LESSOR SHALL HAVE THE POWER AND AUTHORITY, TO THE EXTENT PROVIDED BY LAW, AFTER PRIOR NOTICE AND LAPSE OF SUCH TIME AS MAY BE REQUIRED BY LAW, TO FORECLOSE ITS INTEREST (OR CAUSE SUCH INTEREST TO BE FORECLOSED) IN ALL OR ANY PART OF THE PROPERTY.
17.6    Final Liquidated Damages.
(a)    If a Lease Event of Default other than a Limited Recourse Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor’s election in its sole discretion, and Lessee shall pay to Lessor, as and for final liquidated damages, the Termination Value exclusive of the indemnities payable under Section 11 of the Participation Agreement (which, if requested, shall be paid concurrently), and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages). If Lessee does not pay the full amount of the Termination Value but exclusive of the indemnities payable under Section 11 of the Participation Agreement (which, if requested, shall be paid concurrently), Lessor shall also have its other remedies at Law, including selling all or any part of the Property at public sale or as otherwise permitted under Applicable Law free and clear of rights of Lessee. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6(a), Lessee shall be entitled to receive from Lessor, either at Lessee’s request or upon Lessor’s election, in either case at Lessee’s cost, a special warranty deed or such other assignment document reasonably acceptable to Lessor as elected by Lessee conveying Lessor’s entire interest in the Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind). The Property shall be conveyed to Lessee “AS-IS, WHERE-IS” and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive a warranty deed or any other assignment of Lessor’s interest in the Property, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless Lessee shall have paid in full the Termination Value. Lessee specifically acknowledges and agrees that its obligations under this Section 17.6(a) shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, set-off, defense, counterclaim or recoupment whatsoever.
(b)    If no Lease Event of Default other than a Limited Recourse Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor’s election in its sole discretion, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 11 of the Participation Agreement (which, if requested, shall be paid concurrently), and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the Maximum Residual Guarantee Amount. Lessor shall also have its other remedies at law, including, without limitation, selling all or any part of the Property at public sale or as otherwise permitted under Applicable Law free and clear of rights of Lessee. Upon the occurrence of a Limited Recourse Event of Default, Lessor shall be under a continuing obligation to use its commercially reasonable efforts to sell the Property to one or more unrelated third parties; provided, however, that Lessor shall not be required to sell or attempt to sell any portion of the Property (i) in a manner, or under circumstances, that could materially impair Lessor’s ability to enforce any of its rights or remedies (other than collection of costs incurred as a result of Force Majeure Events occurring during the Construction Period) under this Lease (as determined by Lessor in good faith) or (ii) at a time when market conditions render it inadvisable to sell or attempt to sell the Property (as determined by Lessor in good faith). Lessor and/or Lessee may solicit offers for the purchase of Lessor’s rights, title, claims and interest in and to the Property. Lessor shall accept (or match) any purchase offer for a cash purchase price (net of all normal and customary sales and closing costs and the costs of holding, owning, operating, and maintaining the Property), equal to or greater than the Termination Value.
(c)    The proceeds derived from any such sale pursuant to Section 17.6(a) or (b), as applicable, (net of all normal and customary sales and closing costs and the costs of holding, owning, operating, and maintaining the Property, including amounts described in Section 8.7(c)(i) and (ii) of the Participation Agreement which shall be paid to the Agent to be allocated pursuant to Section 8.7(c)(i) and (ii) of the Participation Agreement) shall be distributed (x) if the relevant Lease Event of Default is not a Limited Recourse Event of Default and the sale of the Lessor’s interest in the Property occurs on or prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Lease Event of Default, to the Agent to be allocated pursuant to Section 8.7(b)(iii)(x) of the Participation Agreement and (y) if the relevant Lease Event of Default is a Limited Recourse Event of Default and the sale of the Lessor’s interest in the Property occurs on or prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Lease Event of Default, then prior to the allocation pursuant to Section 8.7(b)(iii)(x) of the Participation Agreement, first, to Lessor in the amount of the positive difference (if any) between the Termination Value (less any portion thereof that cannot be capitalized under GAAP, including any amount of Uninsured Force Majeure Loss) and the Maximum Residual Guarantee Amount; second, to Lessor, the unpaid portion, if any, of the Maximum Residual Guarantee Amount, third, to the Lessee, any remaining proceeds up to the amount of the Maximum Residual Guarantee Amount previously paid by Lessee, and fourth, to the Agent to be distributed by the Agent in accordance with Section 8.7(b)(iii)(x) of the Participation Agreement.

If, and to the extent that, there is no sale of Lessor’s interest in the Property on or prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Lease Event of Default, then (x) Lessee shall have no right, title or interest whatsoever in the Property, (y) Lessor shall be the sole owner of its interest in the Property without any obligation to share with Construction Agent or Lessee any proceeds from the sale, conveyance, other transfer or otherwise regarding the Property and (z) if and to the extent Lessor realizes any proceeds with regard to the Property, such proceeds shall be distributed in accordance with Section 8.7(b)(iii)(x) of the Participation Agreement but substituting Lessor in place of Lessee pursuant to subsection “fifth” thereof as Lessee shall have no interest thereunder and no right to any such proceeds. All proceeds derived from any such sale or otherwise paid to Lessor after such second annual anniversary shall be distributed to the Agent for allocation in accordance with Section 8.7(b)(iii)(x) of the Participation Agreement. Lessee specifically acknowledges and agrees that its obligations under this Section 17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, set-off, defense, counterclaim or recoupment whatsoever.
For purposes of this section, the amount realized by Lessor upon the sale of the Property shall be net of all normal and customary sales and closing costs and the costs of holding, owning, operating, and maintaining the Property (which shall include amounts described in Section 8.7(c)(i) and (ii) of the Participation Agreement) until such time as the Property is sold, which amounts shall be retained by Lessor. Lessor’s obligation to make payments to Lessee and Lessee’s obligation to make payments to Lessor, all as set forth above, shall survive any termination of this Lease.
17.7    Environmental Costs.
If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor’s election, reimburse Lessor) for the cost of any environmental investigation, response, corrective action or remediation required under any Environmental Law, and shall indemnify and hold harmless Lessor and each other Indemnified Person therefrom. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any request by Lessor for such payment. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.
17.8    Waiver of Certain Rights.
If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Article XVII.
17.9    Assignment of Rights Under Contracts.
If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor’s demand immediately assign, transfer and set over to Lessor all of Lessee’s right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property (including all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions and any sublease of the

Property), as and to the extent that the same relate to the acquisition, testing, use, operation, maintenance, repair, refurbishment and restoration of the Property.
17.10    Lessee Purchase to Cure Lease Event of Default.
Except in all cases with regard to a Lease Event of Default pursuant to Sections 17.1(n) or (o) and subject in all cases to Section 5.13 of the Participation Agreement, Lessee shall have the right to cure a Lease Event of Default hereunder arising solely with respect to the Property by purchasing the Property from, or causing the Property to be purchased by its designee from, Lessor for an amount equal to the Termination Value. After the occurrence of any Lease Event of Default (other than a Lease Event of Default pursuant to Sections 17.1(n) or (o), with respect to which such notice shall be deemed given), Lessor shall notify Lessee of Lessor’s intent to exercise its remedies with respect to such Lease Event of Default and thereafter refrain from exercising any remedy for a period of five (5) Business Days. During such period of five (5) Business Days and at any time thereafter (unless Lessor is legally obligated at such time to sell, lease or otherwise convey an interest in the Property to a Person other than Lessee) prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Lease Event of Default, Lessee may exercise the above-stated purchase option by giving written notice thereof to the Agent. Any such purchase shall close on the date specified therefor in writing by the Agent to Lessee (which date shall be a Business Day after the Agent’s receipt of such notice from Lessee). Any such conveyance to Lessee or its designee shall be conducted in accordance with the mechanics described in Section 20.2 as if the date specified for such conveyance by the Agent under this Section 17.10 were the Election Date specified under Section 20.2.
17.11    Remedies Cumulative.
The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including any mortgage foreclosure remedies. After all amounts due and owing to all Financing Parties pursuant to the Operative Agreements have been paid, any excess funds held by any Financing Party following the exercise of remedies hereunder shall be paid to Lessee.
17.12    Limitation Regarding Certain Lease Events of Default.
Notwithstanding anything contained herein or in any other Operative Agreement to the contrary (but subject to the last paragraph of this Section 17.12), upon the occurrence and during the continuance of a Lease Event of Default attributable solely to a Lease Event of Default under (a) Section 17.1(b) of this Lease, but only to the extent arising under, regarding or pursuant to the last sentence of Section 6.1(i)(i) of the Participation Agreement, (b) Section 17.1(e) of this Lease, but only to the extent arising due to a “Change in Control” or any other comparable term or description referencing a matter similar to what is described in Section 17.1(m) of this Lease but which term or description may use (as compared to Section 17.1(m) of this Lease) different percentage interests or reference a different formulation to describe such matter or (c) Section 17.1(m) of this Lease (each, a “Limited Recourse Event of Default”), the maximum aggregate amount of Lessee’s obligations attributable solely to a Limited Recourse Event of Default (and any liability for amounts due pursuant to Section 11.1(g) of the Participation Agreement for enforcement costs or losses arising as a result of such Limited Recourse Event of Default) shall be an amount equal to the Maximum Residual Guarantee Amount; provided, this Section 17.12 shall not in any way limit the liability of Lessee in the event of any other Lease Event of Default (other than a Limited Recourse Event of Default) or any indemnity payment to any Indemnified Person (except as expressly stated above), including the indemnities set forth in Sections 11.1 through 11.9 of the Participation Agreement and such indemnity payment shall not be included in the calculation set forth above.

Lessee nonetheless acknowledges and agrees that even though the maximum aggregate recovery from Lessee is limited as aforesaid, neither Lessor’s nor any other Financing Party’s right of recovery from the Property (as opposed to any recovery from Lessee) is so limited and Lessor or any other applicable Financing Party shall be entitled to recover one hundred percent (100%) of the amounts owed to Lessor or such other Financing Party in accordance with the Operative Agreements from its interest in the Property, including from the sale or any other disposition thereof (whether in connection with Lessee’s purchase of the Property as provided herein and in the other Operative Agreements, the exercise of remedies as provided herein and in the other Operative Agreements or otherwise), including, to the extent not duplicative, one hundred percent (100%) of the aggregate Termination Value.
17.13    Continuation of Lease.
Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, Lessor may, at its option, elect not to terminate this Lease with respect to the Property and continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce Lessee’s obligations under this Lease as and when the same become due, or are to be performed. At the option of Lessor, upon any abandonment of the Property by Lessee, Lessor may, in its sole and absolute discretion, enforce, by suit or otherwise, all covenants and conditions hereof to be performed and complied with by Lessee hereunder and to exercise all other remedies permitted by Section 1951.4 of the California Civil Code (or any amendments thereof or any successor laws which replace Section 1951.4), or elect not to terminate this Lease and may make any necessary repairs (and Lessee shall pay the costs of such repairs) in order to relet the Property, and relet the Property or any part thereof (in place, if so elected by Lessor) for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting, all rentals actually received by Lessor from such reletting shall be applied to Lessee’s obligations hereunder and the other Operative Agreement in such order, proportion and priority as Lessor may elect in Lessor’s sole and absolute discretion (but in all events subject to the requirements of and applications set forth in the Participation Agreement). If such rentals received from such reletting during any period are less than the Rent with respect to the Property to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Scheduled Payment Date.
ARTICLE XVIII.
18.1    Lessor’s Right to Cure Lessee’s Lease Defaults.
Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property, and take all such action thereon as may be reasonably necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.
ARTICLE XIX.
19.1    Provisions Relating to Lessee’s Exercise of its Purchase Option.

Subject to Section 19.2, in connection with any termination of this Lease with respect to the Property pursuant to the terms of Section 16.2, or in connection with Lessee’s exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to the Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall transfer, at Lessee’s expense, the Property to Lessee (or to Lessee’s designee) by execution and delivery of the documentation referenced in the second paragraph of Section 20.2 and subject to the provisions of Section 20.2.
19.2    No Purchase or Termination With Respect to Less than All of the Property.
Lessee shall not be entitled to exercise its Purchase Option or the Sale Option separately with respect to a portion of the Property.
ARTICLE XX.
20.1    Purchase Option or Sale Option-General Provisions.
Not more than five hundred forty (540) days prior to the Expiration Date and not less than three hundred sixty (360) days prior to the Expiration Date (or, respecting the Purchase Option only with respect to a purchase by Lessee (or its designee) prior to the Expiration Date, not more than one hundred twenty (120) days and not less than ninety (90) days prior to the applicable Payment Date (such Expiration Date or, respecting the Purchase Option only, any such applicable Payment Date being hereinafter referred to as the “Election Date”), Lessee may give Lessor irrevocable written notice (the “Election Notice”) that Lessee is electing to exercise either (a) (i) in the case of the Expiration Date, the option for Lessee (or any designee of Lessee) to purchase the Property on the Expiration Date or (ii) in the case of any Payment Date, the option for Lessee (or any designee of Lessee), subject to Section 5.13 of the Participation Agreement, to purchase the Property on the applicable Payment Date (each of (a)(i) and (ii), the “Purchase Option”) or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket the Property to a Person other than Lessee or any Affiliate of Lessee and cause a sale of the Property to occur on the Expiration Date pursuant to the terms of Section 21.1 (the “Sale Option”). If Lessee has not renewed this Lease in accordance with Section 2.2 and does not give an Election Notice indicating the Purchase Option or the Sale Option at least three hundred sixty (360) days prior to the Expiration Date, then Lessee shall be deemed to have elected for the Purchase Option to apply, and for the purchase of the Property to occur, on the Expiration Date. If Lessee shall elect (or be deemed to have elected) to exercise the Purchase Option then Lessee shall pay, or cause to be paid, to Lessor on the date on which such purchase is scheduled to occur an amount equal to the Termination Value for the Property and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee (or any designee of Lessee) all of Lessor’s right, title and interest in and to the Property in accordance with Section 20.2.
The designation of another Person to purchase the Property on behalf of Lessee pursuant to the Purchase Option shall be subject to the provisions of the second sentence of the first paragraph of Section 20.2.
Notwithstanding the terms of this Section 20.1, Lessee may request a renewal of this Lease from and after the Expiration Date in accordance with Section 2.2.
20.2    Lessee Purchase Option.
Provided that the Election Notice has been appropriately given specifying the Purchase Option for any Payment Date prior to the Expiration Date and if Lessee otherwise elects as of the Expiration Date, Lessee (or any designee of Lessee) shall purchase the Property on the Election Date (i.e., Lessee (or any designee of Lessee) may purchase the Property on any Payment Date and Lessee (or any designee of Lessee)

may purchase the Property on the Expiration Date) at a price equal to the Termination Value. Notwithstanding the designation by Lessee of another Person to purchase the Property pursuant to the Purchase Option, Lessee shall remain fully liable for all its obligations pursuant to the Operative Agreements respecting the Property including any and all obligations which such designated Person might otherwise be expected to perform until Lessee or such designee has purchased the Property and paid the Termination Value therefor. Thereafter, only such provisions which by their express terms survive the expiration or earlier termination of this Lease shall continue to be in force and effect.
Subject to Section 19.2, in connection with any termination of this Lease with respect to the Property pursuant to the terms of Section 16.2, or in connection with Lessee’s exercise of its Purchase Option, upon the date on which this Lease is to terminate, and upon tender by Lessee (or any designee of Lessee) of the amounts set forth in Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, (or any designee of Lessee), at the cost and expense of Lessee (or any designee of Lessee), each of the following: (a) special or limited warranty Deeds conveying the Property (to the extent it is real property titled to Lessor) to Lessee (or any designee of Lessee) free and clear of the Lien of this Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind); (b) a Bill of Sale conveying the Property (to the extent it is personal property owned by Lessor) to Lessee free and clear of the Lien of this Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind); (c) any real estate Tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and such other documents that are customarily obtained in the State where the Property is located; and (d) FIRPTA affidavits. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor and Lessee; provided, no Financing Party shall be responsible for any representation or warranty or any other assurance other than the representations and warranties referenced in the foregoing subsections (a) and (b). The Property shall be conveyed to Lessee “AS-IS, WHERE-IS” and in then present physical condition.
On the Election Date on which Lessee has elected to exercise its Purchase Option, Lessee shall pay (or cause to be paid) to Lessor, the Agent and all other parties, as appropriate, the sum of all costs and expenses incurred by any such party in connection with the election by Lessee to exercise its Purchase Option and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.
20.3    Third Party Sale Option.
(a)    Provided that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option, Lessee shall undertake to cause a sale of the Property on the Election Date (all as specified in the Election Notice), in accordance with the provisions of Section 21.1 hereof. Such Election Date on which a sale is required may be hereafter referred to as the “Sale Date”.
(b)    In the event Lessee exercises the Sale Option then Lessee shall deliver the requisite environmental site assessments as required pursuant to Section 10.2. In the event such environmental assessments shall reveal, a recommendation for remediation of any material Hazardous Substances, any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case by Lessor in its reasonable discretion), then Lessee on the Sale Date at the election of Lessor shall pay to Lessor an amount equal to the Termination Value and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to the Property in accordance with Section 20.2.
ARTICLE XXI.
21.1    Sale Procedure.
(a)    During the Marketing Period, Lessee, on behalf of Lessor, shall market using all commercially reasonable efforts to obtain bids for the cash purchase of the Property in connection with a sale to one (1) or more third party purchasers to be consummated on the Sale Date for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses incurred by Lessor and/or the Agent (as the case may be) in connection with such sale of the Property (regardless of whether such sale actually occurs) and all other amounts payable pursuant to Section 21.1(b).
Lessor (at the direction of the Majority Secured Parties) may reject any and all bids and may solicit and obtain bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject any bid for the Property submitted by Lessee if such bid is greater than or equal to the Limited Recourse Amount, and represents a bona fide offer from a third party purchaser. If the highest price which a prospective purchaser or the prospective purchasers shall have offered to pay for the Property on the Sale Date is less than the Limited Recourse Amount or if such bid does not represent a bona fide offer from a third party or if there are no bids, Lessor may elect to retain the Property by giving Lessee prior written notice of Lessor’s election to retain the same, and promptly upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, the Property specified in such notice in the condition required by and otherwise in accordance with the terms and conditions of Section 10.1. Upon acceptance of any bid, Lessor agrees, at Lessee’s request and expense, to execute a contract of sale with respect to such sale, so long as the same is consistent with the terms of this Article XXI and provides by its terms that it is nonrecourse to Lessor.
Unless Lessor shall have elected to retain the Property pursuant to the provisions of the preceding paragraph, Lessee shall arrange for Lessor to sell the Property free and clear of the Lien of this Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind), for cash on the Sale Date to the purchaser offering the highest cash sales price, as identified by Lessee or Lessor, as the case may be. To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following: (a) special or limited warranty Deeds conveying the Property (to the extent it is real property titled to Lessor) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind); (b) a Bill of Sale conveying the Property (to the extent it is personal property owned by Lessor) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind); (c) any real estate Tax affidavit or other document required by law or customary in the State where the Property is located to be executed and filed in order to record each Deed; and (d) FIRPTA affidavits, as appropriate. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor and Lessee; provided, no Financing Party shall be responsible for any representation or warranty or any other assurance other than the representations and warranties referenced in the foregoing subsections (a) and (b). Lessee shall surrender the Property if it is so sold subject to such documents to each purchaser in the condition required by and otherwise in accordance with Section 10.1, or in such other condition as may be agreed between Lessee and such purchaser. Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for the Property. If the Property is not sold on the Sale Date in accordance with the terms of this Section 21.1, then Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the Maximum Residual Guarantee Amount, and Lessee shall transfer all of its right, title and interest in and to the Property to Lessor.
(b)    If the Property is sold on a Sale Date to a third party purchaser in accordance with the terms of Section 21.1(a) and the purchase price paid for the Property is less than the GAAP Project Cost (hereinafter such difference shall be referred to as the “Deficiency Balance”), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount. In the case of such a sale to a third party purchaser where the purchase price paid for the Property is equal to or more than the GAAP Project Cost but less than the Termination Value, then Lessor shall retain the sale proceeds, and Lessee shall not share in the sale proceeds. On a Sale Date if (x) Lessor receives the Termination Value from a third party purchaser, (y) Lessor and such other parties receive all other amounts specified in the last sentence of the first paragraph of Section 21.1(a) and (z) there remains any excess proceeds from the sale of the Property, then Lessee may retain such excess. If the Property is retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section 21.1(a) or for whatever other reason (other than a sale to Lessee (or its designee) pursuant to the Purchase Option) there is no sale to a third party purchaser, then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and an amount equal to the Maximum Residual Guarantee Amount. Any payment of any of the foregoing amounts described in this Section 21.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 21.1(a).
(c)    In the event that the Property is either sold to a third party purchaser on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 21.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain the Property for the purpose it is being used by Lessee, and (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of the Property. All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.
21.2    Application of Proceeds of Sale.

Lessor shall apply the proceeds of sale of the Property as set forth in Section 8.7 of the Participation Agreement.
21.3    Indemnity for Excessive Wear.
If the proceeds of the sale described in Section 21.1 shall be less than the Limited Recourse Amount, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Property shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor’s written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Sale Proceeds Shortfall, whichever amount is less.
21.4    Appraisal Procedure.
For determining the Fair Market Sales Value of the Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the “Appraisal Procedure”). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable Section of the Lease, and if they cannot agree within ten (10) days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 11 of the Participation Agreement or otherwise by Lessee pursuant to the Operative Agreements); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.
21.5    Certain Obligations Continue.
During the Marketing Period, the obligation of Lessee to pay Rent (including the installment of Basic Rent due on the Sale Date), pay indemnities, maintain the Property and maintain insurance shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount or the Deficiency Balance (as applicable), the amount due under Section 21.3, if any, and all other amounts due to Lessor or any other Person with respect to the Property or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXI.
ARTICLE XXII.
22.1    Holding Over.

If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee or Lessee is otherwise lawfully in possession of the Property pursuant to the terms of the Operative Agreements), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect and Lessee shall continue to pay Basic Rent at the lesser of the highest lawful rate and an amount of Basic Rent (calculated at a Lessor Yield for the Lessor Advances at the Overdue Rate). Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional amount of Basic Rent shall be for the account of Lessor and not shall not be shared with Lessee. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Article XXII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Property (unless the Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.
ARTICLE XXIII.
23.1    Risk of Loss.
During the Term, unless Lessee shall not be in actual possession of the Property solely by reason of Lessor’s exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.
ARTICLE XXIV.
24.1    Assignment.
Lessee may not assign this Lease or any of its rights or obligations hereunder or with respect to the Property except in accordance with Section 10.1 of the Participation Agreement.
24.2    Subleases.
(a)    Promptly, but in any event within five (5) Business Days, following the execution and delivery of any sublease permitted by this Article XXIV, Lessee shall notify Lessor of the execution of such sublease. As of the date of this Lease, Lessee shall lease the Property from Lessor, and any existing tenant respecting the Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.
(b)    Provided no Lease Default or Lease Event of Default has occurred and is continuing, Lessee may, without the prior written consent of any Financing Party or any other Person and subject to the other provisions of this Section 24.2, sublet the Property or portion thereof to any Subsidiary of the Parent. Lessee may otherwise sublet the Property or portion thereof to any Person (other than to a Subsidiary of the Parent) only with the consent of the Majority Secured Parties (such consent not to be unreasonably withheld or delayed).

(c)    No sublease (referenced in this Section 24.2 or otherwise) or other relinquishment of possession to the Property shall in any way discharge or diminish any obligation of any Credit Party to Lessor hereunder or under any of the other Operative Agreements and Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so sublet.
(d)    No sublease (referenced in this Section 24.2 or otherwise) shall extend beyond the Term of this Lease except with the consent of Majority Secured Parties (such consent not to be unreasonably withheld or delayed) and each such sublease shall be expressly subject and subordinate to this Lease.
(e)    No sublease hereunder, whether or not to an Affiliate of Lessee, shall subject any Financing Party to regulation by any Governmental Authority to which any Financing Party would not have been subject but for such sublease, nor shall any sublessee be subject to a proceeding under bankruptcy, insolvency or similar laws at the time of such sublease, nor shall such sublease create a Lease Default or Lease Event of Default hereunder.
ARTICLE XXV.
25.1    No Waiver.
No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a Lease Default or Lease Event of Default, and no acceptance of full or partial payment of Rent during the continuance of any such Lease Default or Lease Event of Default, shall constitute a waiver of any such Lease Default or Lease Event of Default or of any such term. To the fullest extent permitted by law, no waiver of any Lease Default or Lease Event of Default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent Lease Default or Lease Event of Default.
ARTICLE XXVI.
26.1    Acceptance of Surrender.
No surrender to Lessor of this Lease or of all or any portion of the Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.
26.2    No Merger of Title.
There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in the Property or (c) any Note.
26.3    Estoppel Certificates.
At any time and from time to time, but not more than once in any three hundred and sixty-five (365) day period, upon not less than ten (10) Business Days’ prior request by Lessor or Lessee (the “Requesting Party”), the other party (whichever party shall have received such request, the “Certifying Party”) shall furnish to the Requesting Party a certificate signed by an authorized officer of the Certifying Party (or, in the case of Lessee, a Responsible Officer) certifying that this Lease is in full force and effect (or that this

Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Section 26.3 may be relied upon by the Requesting Party and any existing or prospective mortgagee, purchaser and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).
ARTICLE XXVII.
27.1    Notices.
All notices required or permitted to be given under this Lease shall be in writing and delivered as provided in the Participation Agreement.
ARTICLE XXVIII.
28.1    Miscellaneous.
Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease in such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.
28.2    Amendments and Modifications.
This Lease may not be amended, waived, discharged or terminated except in accordance with the provisions of Section 12.4 of the Participation Agreement.
28.3    Successors and Assigns.
All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
28.4    Headings and Table of Contents.
The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
28.5    Counterparts.
This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.
28.6    GOVERNING LAW.
THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE

EXTENT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED ARE REQUIRED TO APPLY.
28.7    Calculation of Rent.
All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the ABR, three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.
28.8    Memorandum of Lease.
This Lease shall not be recorded; provided, Lessor and Lessee shall promptly after the Commencement Date record (a) a memorandum of this Lease (in substantially the form of Exhibit B attached hereto) or a short form lease (in form and substance reasonably satisfactory to Lessor) regarding the Property in the local filing office with respect thereto, in all cases at Lessee’s cost and expense, and as required under Applicable Law to sufficiently evidence this Lease in the applicable real estate filing records.
28.9    Allocations Among the Financing Parties.
Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Property and any and all other Rent and other amounts received hereunder shall be subject to the intercreditor provisions among the Financing Parties set forth in Section 8.7 of the Participation Agreement.
28.10    Limitations on Recourse.
The limitations on recourse set forth in Section 12.9 of the Participation Agreement shall apply regarding this Lease.
28.11    WAIVERS OF JURY TRIAL.
EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.
28.12    Exercise of Lessor Rights.
Lessor and Lessee hereby acknowledge and agree that (a) the Agent shall, in its discretion, direct and/or act on behalf of Lessor pursuant to the Participation Agreement, including the provisions of Sections 8.2(c) and 8.6 of the Participation Agreement, (b) all notices to be given to Lessor shall be given to the Agent and (c) all notices to be given by Lessor may be given by the Agent, at its election.
28.13    SUBMISSION TO JURISDICTION AND VENUE.
THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

28.14    USURY SAVINGS PROVISION.
IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 28.14 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS “INTEREST.” ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

WACHOVIA SERVICE CORPORATION,
as Lessor

By:
Name:
Title:

Wachovia Service Corporation
MAC: D1053-124
301 South College Street, 12th Floor
Charlotte, NC 28202
Attention: Matthew Kuhn/Karla Brewer
Phone: 704-410-2459

[signature pages continue]

REAL PROPERTY LEASE AGREEMENT

CHAR1\1403564

AVDC, INC., as Lessee

By:
Name:
Title:

AVDC, Inc.
c/o Big Lots, Inc.
300 Phillipi Road
Columbus, OH 43228-5311

[signature pages continue]

REAL PROPERTY LEASE AGREEMENT

CHAR1\1403564

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as the date hereof

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Agent

By:
Name:
Title:

Wells Fargo Bank, National Association
10 South Wacker Drive, 22nd Floor
Chicago, IL 60606
Attention: Peter R. Martinets
Telephone: 312-845-8602
Fax: 312-553-4783

[signature pages end]

REAL PROPERTY LEASE AGREEMENT

CHAR1\1403564

EXHIBIT A TO THE REAL PROPERTY LEASE AGREEMENT

(Legal Description of the Property)

A-1

EXHIBIT B TO THE REAL PROPERTY LEASE AGREEMENT
[CONFORM TO STATE LAW REQUIREMENTS]
Recordation requested by:

Moore & Van Allen, PLLC

After recordation return to:

Moore & Van Allen, PLLC (TAC)
100 North Tryon Street, Floor 47
Charlotte, NC 28202-4003

Space above this line for Recorder’s use

MEMORANDUM OF REAL PROPERTY LEASE AGREEMENT

THIS MEMORANDUM OF REAL PROPERTY LEASE AGREEMENT, dated as of _____, 20__ (this “Memorandum”), is by and between WACHOVIA SERVICE CORPORATION, a Delaware corporation, with an office at 301 South College Street, Charlotte, NC 28202 (hereinafter referred to as “Lessor”), and AVDC, INC., an Ohio corporation, with an office at _____ (hereinafter referred to as “Lessee”).
For purposes of provisions of the Lease and this Memorandum related to the creation and enforcement of the Lease and this Memorandum as a deed of trust, LESSEE, as deed of trust grantor, hereby grants and conveys all Lessee’s right, title and interest in the Property (as hereinafter defined) and all proceeds thereof (including insurance proceeds) to First American Title Insurance Company (or any other Person appropriately designated from time to time by Lessor), as trustee, IN TRUST AND WITH POWER OF SALE, for the benefit of LESSOR, as beneficiary. The Lien granted and conveyed by Lessee to First American Title Insurance Company (or any other Person appropriately designated from time to time by Lessor), as trustee, pursuant to the Lease and this Memorandum is and shall be a perfected Lien.
WITNESSETH:
That for value received, Lessor and Lessee do hereby covenant, promise and agree as follows:

1.    Demised Premises and Date of Lease. Lessor has leased to Lessee, and Lessee has leased from Lessor, for the Term (as hereinafter defined), certain real property and other property located in _____, which is described in the attached Schedule 1 (the “Property”), pursuant to the terms of a Real Property Lease Agreement between Lessor and Lessee dated as of November 30, 2017 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, “Lease”).
The Lease shall constitute a mortgage, deed of trust and security agreement and financing statement under the laws of the state in which the Property is situated. The maturity date of the obligations secured thereby shall be _____, unless extended to not later than _____.
For purposes of provisions of the Lease related to the creation and enforcement of the Lease as a security agreement and a fixture filing, Lessee is the debtor, Lessor is the secured party and Agent is the assignee of Lessor (given that Agent is acting as collateral agent for the Secured Parties). The mailing addresses of the debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained are as set forth on the signature pages hereof. A carbon, photographic or other reproduction of this Memorandum or of any financing statement related to the Lease shall be sufficient as a financing statement for any of the purposes referenced herein.
2.    Term, Renewal, Extension and Purchase Option. The term of the Lease for the Property (“Term”) commenced as of _____, 20__ and shall end as of _____, 20__, unless the Term is extended or earlier terminated in accordance with the provisions of the Lease. The Lease contains provisions for renewal and extension. The tenant has a purchase option under the Lease.
3.    Mortgage; Power of Sale. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee has granted, pursuant to the terms of the Lease, a Lien in all Lessee’s right, title and interest in the Property WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Property.
4.    Effect of Memorandum. The purpose of this instrument is to give notice of the Lease and its respective terms, covenants and conditions to the same extent as if the Lease were fully set forth herein. This Memorandum shall not modify in any manner the terms, conditions or intent of the Lease and the parties agree that this Memorandum is not intended nor shall it be used to interpret the Lease or determine the intent of the parties under the Lease.
5.    Counterpart Execution. This Memorandum may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one (1) and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first written.

LESSOR:

WACHOVIA SERVICE CORPORATION,
as Lessor

By:
Name:
Title:

Wachovia Service Corporation
c/o Wells Fargo Securities, LLC
MAC D1086-051
550 South Tryon Street
Charlotte, NC 28202

[signature pages continue]

LESSEE:

AVDC, INC., as Lessee

By:
Name:
Title:

AVDC, Inc.
c/o Big Lots, Inc.
300 Phillipi Road
Columbus, OH 43228-5311

[signature pages continue]

SCHEDULE 1

(Description of Property)

[CONFORM TO STATE LAW REQUIREMENTS]

On ____________________, 2017, before me, ____________________, Notary Public, personally appeared ____________________, as ____________________, of WACHOVIA SERVICE CORPORATION, a Delaware corporation, on behalf of the corporation, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________ [SEAL]

On ____________________, 2017, before me, ____________________, Notary Public, personally appeared ____________________, as ____________________, of AVDC, INC., an Ohio corporation, on behalf of the corporation, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________ [SEAL]